  Exhibit 10.2

FIRST AMENDMENT TO THE AMENDED AND RESTATED
AEMETIS KEYES GRAIN PROCUREMENT AND
WORKING CAPITAL AGREEMENT

THIS FIRST AMENDMENT TO THE AMENDED AND RESTATED AEMETIS KEYES GRAIN PROCUREMENT AND WORKING CAPITAL AGREEMENT (this “Amendment”) is executed on this 13th day of May, 2020 (the “Effective Date”) by and between J.D. Heiskell Holdings, LLC, a California limited liability company d.b.a. J.D. Heiskell & Co. (“Heiskell”), and Aemetis Advanced Fuels Keyes, Inc. (formerly known as AE Advanced Fuels Keyes, Inc.), a Delaware corporation (“Aemetis Keyes”), Heiskell and Aemetis Keyes collectively referred to as the “Parties”.

RECITALS

A.
The Parties entered into a certain Amended and Restated Aemetis Keyes Grain Procurement and Working Capital Agreement on or about May 2, 2013 (the “Agreement”), outlining certain terms and conditions of a business transaction in which Heiskell sells and Aemetis Keyes buys certain Grain (as defined in the Agreement) for the production of ethanol at their property in Keyes, California.

B.
The Parties wish to amend certain terms of the Agreement to cover, among other things, new terms related to the Purchase of Grain and the Credit Limit.

C.
In connection with this Amendment, the Parties have taken steps to eliminate any payments outstanding to the other party by Friday, April 24, 2020.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.
Definitions and Interpretations. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

2.
Deletion of the Fourth and Fifth Recitals. As of the Effective Date, the fourth and fifth recitals of the Agreement are hereby deleted in their entirety.

3.
Amendment to the Sixth Recital. As of the Effective Date, the sixth recital is hereby amended by deleting the sixth recital in its entirety and replacing it with the following:

WHEREAS the parties now desire to amend and restate the Original Procurement Agreement to cover, among others, the purchase of Grain, and the terms and conditions of such purchases;

4.
Amendment to the Eighth Recital. As of the Effective Date, the eighth recital is hereby amended by deleting the eighth recital in its entirety and replacing it with the following:

WHEREAS, the parties have entered into the following agreements to set forth agreed-upon terms and conditions: (a) this Agreement, including any Sales Contract (as defined below) entered into pursuant to this Agreement; (b) a Security Agreement (the “Security Agreement”) pursuant to which, among other things, Aemetis Keyes will grant a lien on its Grain and other collateral in favor of Heiskell; (c) the Heiskell Purchasing Agreement (the “Heiskell Purchasing Agreement”) pursuant to which Heiskell will agree to buy WDGS, CDS/Syrup, and Corn Oil (as defined in Section 3.02 below) produced by Aemetis Keyes; (d) the Keyes Corn Tank Lease (the “Lease”) pursuant to which Aemetis Keyes will lease certain grain and product storage tanks to Heiskell; (e) the Keyes Corn Handling Agreement (the “Handling Agreement”) with Gilbert concerning the unloading and storage of Grain at the Gilbert facility specified therein (the “Gilbert Facility”); and (f) the Lender Consent and Agreement, as amended as of the date hereof in a form acceptable to Heiskell (the “Lender Consent”), among Heiskell, Aemetis Keyes and the Aemetis Keyes Lenders under the respective Aemetis Keyes credit facilities (the “Lenders”) (the documents listed in clauses (a) through (f) above, as amended, restated and/or extended from time to time, the “Related Agreements”); and

5.
Amendment to the Ninth Recital. As of the Effective Date, the ninth recital of the Agreement is hereby amended by deleting it its entirety and replacing it with the following:

WHEREAS, pursuant to the Lender Consent, the Lenders will acknowledge Heiskell’s ownership and rights in and to the Grain prior to its delivery to Aemetis Keyes, and will subordinate, in favor of Heiskell, their respective security interests in the Collateral (as defined in the Security Agreement and which include, without limitation, all products derived from the processing of Corn at the Plant) to give Heiskell a first priority security interest in such Collateral (the “First Priority Security Interest”);

6.
Amendment to Section 1.04 (c). Effective at the end of business day on the Effective Date, Section 1.04 (c) is hereby amended by deleting Section 1.04 (c) in its entirety and replacing it with the following:

(c)
Heiskell requests that Aemetis Keyes reconcile the inventory (“True Up”) when the inventory is completely removed from the tank quarterly; provided, however, that Heiskell and Aemetis Keyes shall True Up the inventory at least once annually. This True Up could result in additional sums being owed to Heiskell if .65% Shrink is too low or sums being owed to Aemetis Keyes if .65% Shrink is too high. Heiskell and Aemetis Keyes agree to renegotiate the Shrink if it is consistently over or under.

7.
Amendment of Section 1.04 (d). Effective at the end of the business day on the Effective Date, Section 1.04 (d) is hereby amended by deleting Section 1.04 (d) in its entirety and replacing it with the following:

(d)
The origin weights of the trains will govern the weights used for the True Up.

8.
Amendment to Section 1.06. Settlement Weights. Effective at the end of the business day on the Effective Date, Section 1.06 is hereby amended by deleting Section 1.06 in its entirety and replacing it with the following:

Section 1.06. Settlement Weights. The in-line scale in the Ethanol Plant (located after the Grain Day Tank) will be used to determine the weights for the Grain delivered to Aemetis Keyes for daily inventory purposes.

9.
Amendment to Section 1.09. Limitations of Sale Obligations. Effective at the end of the business day on the Effective Date, Section 1.09 is hereby amended by deleting Section 1.09 in its entirety and replacing it with the following:

Section 1.09. Limitations of Sale Obligations. Subject to the rights of the Lenders under the Lender Consent, nothing contained in this Agreement will be construed to require Heiskell to offer or sell Grain to Aemetis Keyes if (a) such offer or sale is for delivery dates more than 12 months after the date of the offer or contract; (b) Aemetis Keyes is in material violation of this Agreement; (c) Aemetis Keyes is insolvent; (d) Aemetis Keyes is unable to receive Grain at the Ethanol Plant and has not specified an alternative delivery location; or (e) Aemetis Keyes would exceed its Credit Limit (as defined below). For purposes of (b) above, “material violation of this Agreement” shall mean any monetary breach by Aemetis Keyes and any other breach which has a material adverse effect on (i) the rights and obligations of Heiskell under this Agreement or any Related Agreement, or (ii) the ability of Aemetis Keyes to perform its obligations hereunder and under the Related Agreements, including without limitation if the Lenders cause any of the Aemetis Keyes credit facilities to be accelerated prior to such agreement’s stated maturity date or foreclose upon the Collateral (as defined in the Security Agreement, which includes, but is not limited to, all products derived from the processing of Corn at the Plant). Furthermore Aemetis Keyes acknowledges and agrees that Heiskell has no obligation to enter into Sale Contracts with Aemetis Keyes for the sale of Milo.

10.
Amendment to Section 1.13. Forward Contracts. Effective at the end of the business day on the Effective Date, Section 1.13 is hereby amended by adding the following language to the end of Section 1.13:

“Additionally, Heiskell shall be permitted to request from Aemetis Keyes, and Aemetis Keyes will not unreasonably deny the request, for funds to cover margins of the Forward Contracts. Heiskell shall be permitted to retain such funds until the completion of the Forward Contracts.”

11.
Amendment to Section 2.03. As of the end of the business day on the Effective Date, Section 2.03 is hereby amended by deleting Section 2.03 in its entirety and replacing it with the following:

Section 2.03. UPRR Incentives. Gilbert shall earn an unload incentive (the “Unload Incentive”) equal to any unload incentive paid by the UPRR. Both Heiskell and Aemetis Keyes agree and understand that Gilbert is responsible for the majority of the actions that could result in the Unload Incentive being paid or not paid by the UPRR.

12.
Renaming of Article III. As of the Effective Date, Article III is hereby renamed to “Cash Deposit, Payment Terms, Credit Limits”.

13.
Amendment of Section 3.01. Effective at the end of the business day on the Effective Date, Section 3.01 is hereby amended by deleting Section 3.01 in its entirety and replacing it with the following:

Section 3.01. Cash Deposit. Starting on Saturday, April 25, 2020, and continuing for a period of 24 days, Aemetis Keyes shall pay, in addition to all other payments owed to Heiskell, twenty-five thousand dollars ($25,000.00) each day to build up a cash deposit of six hundred thousand dollars ($600,000.00) (the “Cash Deposit”). The intent of the Cash Deposit is to cover Grain purchased from Heiskell by Aemetis Keyes over the weekend, but shall not be applied to any balance owed to Heiskell by Aemetis Keyes, unless an Event of Default occurs under this Agreement or any of the Related Agreements, or if any of the Related Agreements are terminated. The Cash Deposit will be reviewed by the Parties monthly, and may be increased or decreased upon mutual consent by the Parties. The Cash Deposit may be applied to any funds owed by Aemetis Keyes to Heiskell if any Event of Default as described in this Agreement or the Related Agreements occurs. Upon an agreed upon increase of the Cash Deposit, Aemetis Keyes shall deliver to Heiskell additional payment to match the requested Cash Deposit amount within one (1) business day. If the Cash Deposit requirement is mutually reduced by the Parties, Heiskell will apply the excess funds to the next settlement date. In an Event of Default described herein or in the Related Agreements, Heiskell shall be permitted to apply the Cash Deposit to any outstanding payments owed by Aemetis Keyes to Heiskell. Additionally, Heiskell shall request, and Aemetis shall deliver to Heiskell within one (1) business day, additional funds in anticipation of holiday weekends. Such increases due to a holiday weekend will be reasonably calculated by Heiskell, and any payments made in anticipation of a holiday weekend will be applied to the net settlement on the next business day following such holiday weekend.

14.
Amendment of Section 3.02. Effective at the end of the business day on the Effective Date, Section 3.02 is hereby amended by deleting Section 3.02 in its entirety and replacing it with the following:

Section 3.02. Payment Terms for Grain. Aemetis Keyes agrees that the Purchase Price and Service Fee will be due the day of delivery. Notwithstanding this general rule, in consideration of Aemetis Keyes’ entering into the Security Agreement and performing its obligations under this Agreement, Heiskell agrees that so long as its security interest in Collateral (as defined in the Security Agreement, which includes, but is not limited to, all products derived from the processing of Corn at the Plant) remains a valid First Priority Security Interest, subject to the terms of this Section 3.02, Heiskell shall permit payment of the Purchase Price and Service Fee to be payable and settled on the next business day following the applicable delivery by 4:30 p.m. local central time. The credit limit described in the preceding sentence (the “Credit Limit”) shall be in an amount equal to (a) all delivered Grain since the immediately preceding business day, plus (b) the applicable Handling Fee, minus (c) WDGS, Syrup, CDS/Syrup, and Corn Oil (as defined in the Heiskell Purchasing Agreement) to be purchased by Heiskell since the immediately preceding business day. The Credit Limit shall cease immediately if (1) the liens in favor of Heiskell under the Security Agreement shall at any time cease to constitute a First Priority Security Interest in the Collateral, (2) the enforceability of the Security Agreement or Lender Consent shall be repudiated in writing by Aemetis Keyes or the Lenders, (3) if at any time, the Cash Deposit or request for additional funds in anticipation of a holiday weekend fails to meet the levels mutually agreed upon by the Parties; or (4) any other Event of Default (as defined below), or any event or condition which with the lapse of time, the giving of notice, or both, could constitute an Event of Default, shall occur hereunder, whereupon the Credit Limit shall, at Heiskell’s sole discretion and without notice, become $0.00 and Heiskell shall have no obligation to deliver Grain to the Ethanol Plant.

15.
Amendment of Section 4.01 (a). Effective at the end of the business day on the Effective Date, Section 4.01 (a) is hereby amended by deleting Section 4.01 (a) in its entirety and replacing it with the following:

(a) Termination for Convenience by Aemetis Keyes. Aemetis Keyes has the right to terminate this Agreement for convenience at any time by providing 30 days’ written notice to Heiskell by registered mail.

16.
Amendment to Section 4.01 (b). Effect at the end of the business day on the Effective Date, Section 4.01 (b) is hereby amended by deleting Section 4.01 (b) in its entirety and replacing it with the following:

(b) Termination by Heiskell At the End of the Initial Term. Heiskell may terminate this agreement at the end of the Initial Term and thereafter by giving written notice by registered mail or email to Aemetis Keyes of such termination as follows:

(i) Notice of termination to be effective at the conclusion of the Initial Term shall be given 30 days prior to the expiration of the Initial Term.

(ii) Notice of termination to be effective at the conclusion of a Renewal Term shall be give 30 days prior to the expiration of a Renewal Term.

17.
Addition of Section 4.01 (e). Effective at the end of the business day on the Effective Date, Section 4.01 is hereby amended by adding Section 4.01 (e) to the Agreement as follows:

(e)
Costs Following Termination. Notwithstanding any other provisions contained in this Agreement, should Aemetis Keyes terminate this Agreement pursuant to the provisions contained in Section 4.01 (a) above, Aemetis Keyes shall be liable to Heiskell for any open contracts entered into between Heiskell and Aemetis Keyes to satisfy its obligations of this Agreement, including but not limited to, the cancellation of any open forward contracts entered into prior to termination.

18.
Deletion of Section 5.02. Payment and Determination of Ethanol. Effective at the end of the business day on the Effective Date, Section 5.02 is hereby deleted in its entirety.

19.
Amendment to Section 5.04. Net Settlement Procedures. Effective at the end of the business day on the Effective Date, Section 5.04 is hereby amended by deleting Section 5.04 in its entirety and replacing it with the following:

Section 5.04. Net Settlement Procedures. Heiskell and Aemetis Keyes each will have obligations to the other resulting from (a) the sale of Grain by Heiskell to Aemetis Keyes and the handling services of Heiskell and other obligations of Aemetis Keyes under this Agreement, and (b) payment obligations under the Purchasing Agreement, including without limitation handling and marketing services, performance guarantees from customers and the provision of consulting services. Aemetis Keyes agrees to notify Heiskell of any pre-planned plant shutdown or significant reduction of production prior to the shutdown or reduction. For all other shutdowns or reductions of production, Aemetis Keyes agrees to notify Heiskell within 24-hours of such shutdown or reduction of production. The parties agree that, subject to the Credit Limit set forth in Section 3.02, all such amounts shall be subject to daily net settlement procedures whereby all amounts owing under such contracts from one party to the other will be calculated and the party with a negative balance based on such settlement calculation will pay the net settlement amount due to the other party in immediately available funds on the next business day, provided such net settlement amount is greater than $10,000. Amounts less than $10,000 will be retained as a payable for calculating the net settlement amount on the next business day. Aemetis Keyes shall be responsible for calculating the net settlement amount for each business day and forwarding a copy of the net settlement statement to Heiskell electronically at the Heiskell notice address shown in this Agreement. If Heiskell does not object to the net settlement statement within three business days, such net settlement statement will be deemed conclusive between the parties absent manifest error.

20.
Amendment to Section 6.01 (a). Effective at the end of the business day on the Effective Date, Section 6.01 (a) is hereby amended by deleting Section 6.01 (a) in its entirety and replacing it with the following:

(a)
Aemetis Keyes will procure and maintain for the benefit of themselves and the other party property and casualty insurance of the Ethanol Plant and the Tanks (as defined in the Keyes Corn Lease Agreement) and Heiskell will procure and maintain for the benefit of themselves and the other party insurance covering the Grain at the Ethanol Plant. Aemetis Keyes shall maintain for the benefit of themselves and the other party, insurance covering all other inventory, including ethanol, WDGS, CDS/Syrup, and Corn Oil at the Ethanol Plant.

21.
Amendment to Section 9.09. Effective at the end of the business day on the Effective Date, Section 9.09 is hereby amended by adding the following language to the end of Section 9.09: “Notwithstanding the foregoing, the invocation of a force majeure shall not excuse any party from the payment or obligations under this Agreement.”

22.
Amendment to Heiskell Notification Section. As of the end of the business day on the Effective Date, all notices for Heiskell shall be sent to the following address:

17220 Wright St., Suite 200
Omaha, NE 68130
Telephone: 402-289-5700
Facsimile: 402-289-6774
E-mail: JDHLegal@Heiskell.com
Attention: Legal Department

23.
Deletion of Exhibit A and Exhibit B. Effective at the end of the business day on the Effective Date, Exhibit A and Exhibit be are hereby deleted in their entirety.

24.
General Representations and Warranties of Parties. Each party hereby represents and warrants the following as of the date hereof:

a.
Organization and Existence. It has been duly organized, is validly existing and is in good standing under the laws of its state of formation.

b.
Power of Authority. It has the power and authority to execute, deliver and perform its obligations under this Amendment and has taken all action necessary to authorize it to execute and deliver this Amendment and perform its obligations hereunder.

c.
Binding Effect. This Amendment, when executed and delivered, will constitute the valid and binding obligations of such party, enforceable against such party in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general equitable principles regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

25.
Miscellaneous Provisions

a.
Affirmation of Agreement. On and after the Effective Date hereof, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended hereby. Except as specifically amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

b.
Headings. The headings of the sections of this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

c.
Governing Law. This Amendment is and shall be governed by, and shall be construed and interpreted in accordance with LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF.

d.
Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. To evidence its execution of an original counterpart of this Amendment, a party may deliver via facsimile or pdf transmission a copy of its original executed counterpart signature page to the other party, and such transmission shall constitute delivery of an original, executed copy of this Amendment to the receiving party for purposes of determining execution and effectiveness of this Amendment. Notwithstanding the foregoing, any party delivering such counterpart signature by facsimile or pdf transmission agrees to provide an original executed signature page to the receiving party by express delivery promptly upon request thereof.

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Amendment as of the Effective Date.

J.D. HEISKELL HOLDINGS, LLC

By: /s/ Aaron J. Reid

Name: Aaron J. Reid

Title: Chief Operating Officer/SVP

AEMETIS ADVANCED FUEL KEYES, INC.

By: /s/ Eric McAfee

Name: Eric McAfee

Title: Chief Executive Officer